EXHIBIT 10.22

RETENTION INCENTlVE PLAY DESCRIPTION FOR TIERS I-III

Participation: 6 key employees.

Payment Amount: Each Participating Employee is eligible for a Retention Incentive Payment equal to an annualized percentage of their base salary as follows:

Teir	Participating Employee (Number of Participation)	Retention Incentive Payment (Annualized Percentage of Base Salary)
I	Chief Executive Officer(1)	120%
II	Senior Vice Presidents(2)	110%
III	Division Presidents(3)	85%

Time-Based Retention Incentive Payments

•	Two-thirds of the Retention Incentive Payments (the “Time-Based Payments”) for Participating Employees in Tiers I-III will be paid as follows.

•	Each Participating Employee’s Time-Based Payment will be paid in installments on March 15, 2002, July 15, 2002, November 15, 2002 and Emergence.

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In addition, if Emergence has not occurred on or before November 15, 2002, each Participating Employee will be entitled to an additional payment equal to 25% of the Participating Employee’s Time-Based Payment, payable on February 15, 2003.

Performance-Based Retention Incentive Payments

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The remaining one-third of the Retention Incentive Payments for Participating Employees in Tiers I-III will be paid in equal installments upon the achievement of certain performance targets agreed upon by the Debtors, the Creditors’ Committee and the Secured Lenders.

Termination Provisions:

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Any Participating Employee who voluntarily leaves or is terminated for cause will forfeit the unpaid portion of their Retention Incentive Payment. Forfeited portions of Retention Incentive Payments will remain available for distribution to new participants in the Retention Incentive Plan.

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Any Participating Employee terminated without cause will receive a pro-rata portion of the earned but unpaid portion of the Retention Incentive Payment or the full unearned portion of the Retention Incentive Payment in the event of a Change of Control.

SEVERANCE PLAN DESCRIPTION

Eligibility: All Participating Employees who are involuntarily terminated, other than for cause, by the Debtors.

Severance Benefits Without Change of Control

•	Severance Pay:
➢	Based on base salary plus target annual bonus for Tiers I-IV, base salary only for Tiers V and VI.
➢	No mitigation of cash benefits.
➢	Paid as salary continuation.

•	Health Benefits:
➢	Tiers I-IV will receive group medical benefits for period equal to severance period, subject to mitigation.
➢	Tiers V and VI will have group medical benefits available to them, at their own expense through COBRA.

Severance Benefits In Event of Change of Control

•	Severance Pay:
➢	Based on base salary plus target annual bonus for Tiers I-IV, base salary only for Tiers V and VI.
➢	Paid in lump sum

•	Health Benefits:
➢	Tiers I-IV will receive group medical benefits for period equal to severance period, subject to mitigation.
➢	Tiers V and VI will have group medical benefits available to them, at their own expense through COBRA.

Duration of Severance Benefits

Tiers	Severance Plan (Without Change of Control)	Severance Plan (With Change of Control)
I	24 Months	36 Months
II	18 Months	36 Months
III, IV	12 Months	24 Months
V,VI	Greater of (a) 6 months or (b) duration entitled to under prepetition salaried severance program.	Same